Exhibit 10.2

THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH DISPOSITION IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR (II) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN EITHER CASE, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH DISPOSITION IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

DATE OF ISSUANCE: June 11, 2024

$535,000.00

Cardiff Lexington Corporation

FIXED AMOUNT SETTLEMENT PROMISSORY NOTE

This Fixed Amount Settlement Promissory Note (the “Note”) is issued by Cardiff Lexington Corporation, a Nevada corporation (the “Borrower”) pursuant to that certain Settlement Agreement dated on or about the date hereof (the “Settlement Agreement”), between the Borrower and the Lender (as defined below) in favor of GHS Investments, LLC, a Nevada limited liability company (the “Lender”) in the principal amount of Five Hundred Thirty Five Thousand Dollars and 00/100 ($535,000.00) (the “Principal Amount”). Capitalized terms used but not defined in this Note have the meanings ascribed to them in the Settlement Agreement.

1. Payment Obligation.

(a) For value received, the Borrower promises to pay to the Lender or its permitted successors and assigns (collectively, the “Holder”), the Principal Amount in accordance with the following payment schedule:

If the gross proceeds raised by the Borrower in its public offering of common stock pursuant to its registration statement on Form S-1 (Registration No. 333-273324) (the “Public Offering”) are at least $5,000,000, but less than $6,000,000, then payments will commence as follows:

Payment Amount	Date of Payment
$250,000	The closing date of Public Offering (the “Closing Date”).
$125,000	On the ninetieth (90th) day following the Closing Date.
$125,000	On the one hundred and eightieth day (180th) day following the Closing Date.
$35,000	On the two hundred and fortieth day (240th) day following the Closing Date.
•	Any reference to day(s) contained in this Settlement Agreement shall mean to calendar days. If any payment due herein comes due on a weekend or a holiday, the payment shall be made on the first business day that immediately precedes the relevant payment date. Business day shall be defined as any day on which Federal Banks are open for business in the State of Nevada.

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If the gross proceeds raised by the Borrower are at least $6,000,000, but less than $7,000,000, in its Public Offering, then payments will commence as follows:

Payment Amount	Date of Payment
$390,000	The Closing Date.
$145,000	On the ninetieth (90th) day following the Closing Date.

If the gross proceeds raised by the Borrower are at least $7,000,000 in its Public Offering, then the entire Principal Amount will be paid on the Closing Date.

If the Public Offering is not consummated by August 15, 2024 (the “Outside Date”), then the Borrower shall make a payment of $25,000 on the Outside Date and continue making payments of $25,000 (or portion thereof for the last payment) on each monthly anniversary thereof until the entire Principal Amount is paid in full. Such payment schedule that is not triggered by a Public Offering is referred to as the “Alternative Payment Schedule.”

If the Borrower’s Public Offering is consummated after the Outside Date, then the tiered scheduled payments triggered by the Public Offering as described above shall apply, but the Borrower shall be given credit toward the first and subsequent payments for any amounts already paid under the Alternative Payment Schedule.

Notwithstanding the foregoing, if the Borrower abandons the Public Offering and conducts a new public offering thereafter, then the Borrower shall be required to make a payment of $100,000 on the date of the closing of such other public offering, a second payment of $100,000 on the 90th day following the closing of such other public offering and $35,000 (or a portion thereof with respect to the final payment) each month thereafter until the entire Principal Amount is paid in full. The Borrower shall be given credit toward these payments for any amounts already paid under the Alternative Payment Schedule.

(b) If any portion of the Principal Amount remains unpaid on the second (2nd) anniversary of the date of this Note, it shall become immediately due and payable on the second (2nd) anniversary of the date of this Note (the “Maturity Date”).

(c) This is a fixed amount settlement promissory note and no interest shall accrue on this Note other than default interest as provided for in Section 7 below.

(d) The Borrower may prepay all or any portion of the outstanding principal amount of this Note at any time upon one (1) day prior written notice to the Holder.

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2. Provisions as to Payment.

(a) Payments on this Note are payable to the Holder in whose name this Note (or one or more successor Notes) is registered on the records of the Borrower regarding registration and transfer of this Note (the “Note Register”). The Borrower shall provide the Holder with a copy of such Note Register upon request and in any instance where any change is made to such Note Register and such change shall not be valid unless the Holder is notified of such change.

(b) Payments on this Note are payable in immediately available funds in currency of the United States of America at the address last appearing on the Note Register of the Borrower as designated in writing by the Holder hereof from time-to-time. The Borrower shall pay the outstanding principal amount due upon this Note on in accordance with Section 1(a) and 1(b) of this Note, less any amounts required by law to be deducted or withheld, to the Holder of this Note appearing of record as of the fifth business day prior to the date of payment and addressed to such Holder at the last address appearing on the Note Register. The payment of such funds shall constitute full payment of the amount funded and shall satisfy and discharge the liability for applicable portion of the Principal Amount to the extent of the sum represented by such payment plus any amounts so deducted or withheld. Unless otherwise expressly provided herein, all payments on this Note shall be credited first to reimburse the Holder for any cost or expense reimbursable hereunder, then to the payment of the Principal Amount.

3. Transfer of Note; Restrictions.

(a) The Holder understands and acknowledges by its acceptance hereof that (i) this Note has not been, and is not being, registered under the Securities Act of 1933, as amended (the “1933 Act”) or any state securities laws, and may not be offered for sale, sold, assigned or transferred except in compliance with applicable federal and state securities laws; and (ii) neither the Borrower nor any other person is under any obligation to register this Note under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(b) Prior to presentment of this Note for transfer, the Borrower and any agent of the Borrower may treat the person in whose name this Note is duly registered on the Note Register as the Holder hereof for the purpose of receiving payments as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Borrower nor any such agent shall be affected or bound by notice to the contrary.

4. Obligations of the Borrower Herein Are Unconditional. The Borrower’s obligations to repay this Note at the time, place and in the currency hereinabove stated are absolute and unconditional. This Note and all other instruments now or hereafter issued in replacement of this Note on the same or similar terms are direct obligations of the Borrower.

5. Waiver of Demand, Presentment, etc. To the extent permitted by law, the Borrower hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for herein. No delay or omission of the Holder hereof in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. A waiver on one occasion shall not operate as a bar to, or waiver of, any such right or remedy on any future occasions.

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6. Attorneys’ Fees; Reimbursable Expenses. In the event it should become necessary for the Holder to employ counsel to enforce this Note or any other document entered into by the Borrower in connection herewith, the Borrower agrees to pay the reasonable and documented attorneys’ fees and costs of the Holder, irrespective of whether suit is brought, including, without limitation, any and all pre-judgment and post-judgment attorneys’ fees and costs incurred (including, without limitation, fees and costs reasonably incurred in connection with any matter arising under Title 11 of the United States Code). In addition, the Borrower agrees to pay for all of the Holder’s other reasonable and documented out-of-pocket costs incurred in connection with the enforcement of this Note or any other document entered into by the Borrower in connection herewith, including, without limitation, all of the Holder’s consultants’ fees, appraisers’ fees, accountants’ fees, and trustee’s fees.

7. Events of Default. If one or more of the following described “Events of Default” shall occur:

(a) the Borrower shall fail to make timely payment of any amount then due and owing under this Note and does not cure such failure within three days;

(b) the Borrower or any of its subsidiaries shall (i) become insolvent, (ii) admit in writing its inability to pay its debts generally or as they become due, (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution or (iv) apply for, or consent to the appointment of, a trustee, liquidator, or receiver for all or a substantial part of its property or business;

(c) a trustee, liquidator or receiver shall be appointed for the Borrower or any of its subsidiaries, or for a substantial part of its property or business, without its consent and such appointment is not discharged within sixty (60) days after such appointment;

(d) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any of its subsidiaries and, if instituted against the Borrower, shall not be dismissed within sixty (60) days after such institution, or the Borrower or any of its subsidiaries shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in, any such proceeding;

then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver in one instance shall not be deemed to be a waiver in another instance or for any other prior or subsequent Event of Default), at the option of the Holder and in the Holder’s sole discretion, the Holder may immediately accelerate the maturity hereof, whereupon all principal and accrued, but unpaid interest, hereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower (anything herein or in any other instrument to the contrary notwithstanding), and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law or equity. Upon the occurrence and during the continuance of an Event of Default, interest shall automatically begin to accrue from and after the date of the Event of Default at a simple interest rate of ten percent (10.0%) per annum.

8. Enforceability.

(a) In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note shall not in any way be affected or impaired thereby.

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(b) Notwithstanding anything to the contrary contained in this Note, the Borrower shall not be obligated to pay, and the Holder shall not be entitled to charge, collect, receive, reserve or take interest (“interest” being defined, for purposes of this paragraph, as the aggregate of all charges which constitute interest under applicable law that are contracted for, charged, reserved, received or paid under this Note) in excess of the maximum rate allowed by applicable law (the “Maximum Lawful Rate”). During any period of time in which the interest rate exceeds such Maximum Lawful Rate, interest shall accrue and be payable only at such Maximum Lawful Rate; provided, however, that if at any time thereafter the interest rate is less than the Maximum Lawful Rate, the Borrower shall, to the extent permitted by law, continue to pay interest to the account of the Holder at the Maximum Lawful Rate until such time as the total interest received by the Holder is equal to the total interest which the Holder would have received had the interest rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable for the account of the Holder shall be the specified interest rate unless and until the specified interest rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by the Holder exceed the amount which the Holder could lawfully have received had the interest been calculated for the term during which the Holder actually received interest from the Borrower at the Maximum Lawful Rate. If the Holder has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance hereof or to other amounts (other than interest) payable hereunder to the Holder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be repaid by the Holder to the Borrower. For purposes of this Note, the term “applicable law” shall mean that law in effect from time-to-time and applicable to the transaction between the Borrower and the Holder which lawfully permits the charging and collection of the highest permissible rate of interest on such transaction and this Note, including the laws of the state of Nevada, and to the extent controlling, laws of the United States of America. Notwithstanding anything to the contrary in the foregoing, in no event shall this paragraph be interpreted to provide for any greater amount of interest payable to the Holder under this Note (including any default interest) than would be provided for under this Note in the absence of this paragraph. The Company hereby convenants and agrees that it will not make a claim that the terms of this Note, as presently drafted, are usurious or unenforceable.

9. Entire Agreement. This Note constitutes the full and entire understanding between the Borrower and the Holder with respect to the subject matter hereof and thereof and supersede all prior negotiations, agreements and understandings, written or oral, with respect to such subject matter. No provision of this Note shall be amended, waived, discharged or terminated other than by a written instrument signed by the Borrower and the Holder.

10. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to applicable principles of conflict of law. Any disputes, controversies or claims between the parties arising out of or in connection with this Note (including its existence, validity or termination) which cannot be amicably resolved shall be sujbect to the exclusive jurisdiction of the courts (State and Federal) located in Las Vegas, Nevada.

11. Headings. The headings in this Note are for convenience only, and shall not be used in the construction of this Note.

12. Successors. Any provision of this Note to the contrary notwithstanding, the Borrower shall not assign any of its rights or obligations hereunder and any such assignment shall be absolutely void. Subject to the transfer restrictions arising under applicable law, the Holder may assign and/or participate any of its interest in this Note to any individual or entity. Each reference herein to powers or rights of the Holder shall also be deemed a reference to the same power or right of such assignees, to the extent of the interest assigned to them. All the covenants, agreements, representations and warranties contained in this Note shall bind the Borrower and the Holder and their respective administrators, distributees, successors and permitted assigns, including any person or entity to whom the Holder has granted a participation interest in this Note.

13. No Strict Construction. The Borrower agrees that it has had sufficient opportunity to review and comment on the provisions of this Note. As a result, any uncertainty or ambiguity existing herein shall not be interpreted against the Borrower or the Holder.

14. Waiver of Jury Trial. THE BORROWER AND THE HOLDER EACH WAIVE, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its authorized persons on the Date of Issuance.

The Borrower:

Cardiff Lexington Corporation

By:/s/ Alex Cunningham

Name: Alex Cunningham

Title: Chief Executive Officer

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